UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2012

OPTi, Inc.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

0-21422	77-0220697
(Commission File Number)	(IRS Employer Identification Number)

One First Street, Suite 14

Los Altos, California 94022

(Address of principal executive offices including zip code)

(650) 213-8550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of shareholders of OPTi Inc. was held on December 13, 2012. At the meeting 7,855,172 common shares were represented in person or by proxy, constituting a quorum. The sole purposes of the meeting were to elect directors and to ratify the appointment of accountants. The final results as certified by the inspector of elections are as follows:

Proposal 1: Election of Directors

The following five individuals were elected to the Board of Directors by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Bernard T, Marren	7,812,915	42,257	—
Timothy P. Bradley	7,835,987	19,185	—
Robert H. Edelman	7,835,987	19,185	—
Salvatore Muoio	7,833,715	21,457	—
William H. Welling	7,835,987	19,185	—

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

The shareholders ratified the appointment of Armanino McKenna LLP as the Company’s independent registered public accountants for the fiscal year ending March 31, 2013 by the following vote:

For	Against	Abstain	Broker Non-Votes
7,831,097	9,475	14,600	—

No other business was conducted at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012

OPTi, Inc.

By:	/s/ Michael Mazzoni

Michael Mazzoni
Chief Financial Officer